May 13, 2025 2:22 PM Eastern Daylight Time

AEO Inc. Reports Preliminary First Quarter Results

Preliminary Results Reflect An Inventory Write Down to Better Align with Demand Trends, and Asset Impairment Charges

Withdrawing Fiscal Year 2025 Guidance

PITTSBURGH--(BUSINESS WIRE)--American Eagle Outfitters, Inc. (NYSE: AEO) today reported preliminary financial results for the first quarter ended May 3, 2025.

For the first quarter of 2025, revenue is expected to be approximately $1.1 billion, which represents a decline of roughly 5% compared to the first quarter of last year. Comparable sales are expected to be down approximately 3%, with American Eagle down 2% and Aerie down 4%. Management expects a GAAP operating loss of approximately $85 million and an adjusted operating loss of approximately $68 million for the quarter.

The adjusted operating loss reflects higher than planned promotional activity in the quarter and an inventory charge of roughly $75 million related to a write-down of spring and summer merchandise. The GAAP operating loss includes an additional asset impairment and restructuring charge of approximately $17 million, primarily related to closing two fulfillment centers as part of its supply chain network optimization project.

At this time, the company is withdrawing its previously provided fiscal year 2025 guidance due to macro uncertainty and as management reviews forward plans in the context of first quarter results.

“We are clearly disappointed with our execution in the first quarter. Merchandising strategies did not drive the results we anticipated, leading to higher promotions and excess inventory. As a result, we have taken an inventory write down on spring and summer goods,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

“We have entered the second quarter in a better position, with inventory more aligned to sales trends. Additionally, we are actively evaluating our forward plans. Our teams continue to work with urgency to strengthen product performance, while improving our buying principles,” he continued.

Final First Quarter 2025 Results and Earnings Call

The company expects to report final first quarter 2025 financial results by press release on Thursday May 29, 2025 after market close. The company also plans to host a conference call to discuss the first quarter on Thursday, May 29, 2025 at 4:30pm ET which will be available via live webcast on the company’s website.

Webcast: To listen to the live webcast, click here.

Replay: A replay will be available approximately 30 minutes following the event's conclusion at this link.

The call will be archived through May 29, 2026 and made available online in the Investor Relations section on AEO’s website, www.aeo-inc.com.

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

Preliminary Results

The company’s actual operating results remain subject to the completion of its quarter-end closing process, which includes review by management and the Audit Committee of the company’s Board of Directors. While carrying out such procedures, the company may identify items that would require it to make adjustments to the preliminary estimates of the results set forth herein. As a result, the company’s actual results could differ from the preliminary results set forth herein and such differences could be material. The preliminary estimates of the company’s financial results included herein have been prepared by, and are the responsibility of, management. The company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates of results. The information presented herein should not be considered a substitute for the financial information the company files with the Securities and Exchange Commission in its Quarterly Report on Form 10- Q for the three months ended May 3, 2025. The company has no intention or obligation to update the preliminary estimates of operating results set forth above prior to the release of its consolidated financial statements as of and for the three months ended May 3, 2025.

Non-GAAP Measures

This press release includes operating income presented on an adjusted or non- GAAP basis, which is a non-GAAP financial measure. This financial measure is not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (GAAP) and is not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. We believe that this non-GAAP information is useful as an additional means for investors to evaluate our operating performance when reviewed in conjunction with our GAAP Consolidated Financial Statements and provides a higher degree of transparency. These amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating our business and operations. The table included in this release reconciles the GAAP financial measure to the non- GAAP financial measure discussed above for the 13 weeks ended May 3, 2025.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including, without limitation, the preliminary results for the first quarter of fiscal 2025. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward- looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and in any other filings that we may make with the Securities and Exchange Commission, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward- looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate fluctuations in customer demand and respond to changing consumer preferences and fashion trends and to manage our inventory commensurately; the seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic or attract customers to our stores; our inability to respond to changes in e-commerce and leverage omni-channel capabilities; our inability to execute on our key business priorities; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; the impact import tariffs and other trade restrictions imposed by the U.S., China or other countries have had, and may continue to have, on our product costs, as well as the possibility that product costs may be affected by other foreign trade issues, such as, currency exchange rate fluctuations, increasing prices for raw materials, supply chain issues, political instability or other reasons; challenges with information technology systems, including safeguarding against security breaches; changes to U.S. or other countries' trade policies and tariff and import/export regulations, including, without limitation, uncertainty with respect to the U.S./China trade agreement; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

The use of the “company,” “AEO,” “we,” "us," and “our” in this release refers to American Eagle Outfitters, Inc.

AMERICAN EAGLE OUTFITTERS, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited; Dollars in millions)

First Quarter Ended
May 3, 2025
Operating Loss
Preliminary GAAP Results	$(85)

Add: Impairment and Restructuring Charges(1)	$17

Preliminary Non-GAAP Results	$(68)

(1) Primarily related to closing two fulfillment centers as part of the company's supply chain network optimization project

CONTACT:

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